UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 13, 2017, Casey's General Stores, Inc. (the "Company") entered into a Note Purchase Agreement, dated as of June 13, 2017 (the "Note Agreement"), with The Gibraltar Life Insurance Co., Ltd.; The Prudential Life Insurance Company, Ltd.; Prudential Annuities Life Assurance Corporation; Zurich American Insurance Company; Pensionskasse des Bundes PUBLICA; The Prudential Insurance Company of America; Teachers Insurance and Annuity Association of America; Voya Insurance and Annuity Company; Security Life of Denver Insurance Company; ReliaStar Life Insurance Company; ReliaStar Life Insurance Company of New York; Voya Retirement Insurance and Annuity Company; Mellon Trust Company, as Master Trustee for the Voya Retirement Plan; American Fidelity Assurance Company; IBM Personal Pension Plan Trust; CompSource Mutual Insurance Company; Aetna 401(K) Master Trust; State Street Bank and Trust Company, as Trustee of the United Technologies Corporation Employee Savings Plan Master Trust; NN Life Insurance Company Ltd.; Transatlantic Reinsurance Company; Brighthouse Life Insurance Company; Employers Reassurance Corporation; Metropolitan Life Insurance Company; Zurich American Insurance Company; Pensionskasse des Bundes PUBLICA; New York Life Insurance Company; New York Life Insurance and Annuity Corporation; and The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee (collectively, the "Purchasers") relating to the issuance by the Company of $400,000,000 aggregate principal amount of Senior Notes, consisting of (1) $150,000,000 aggregate principal amount of 3.51% Senior Notes, Series E, due June 13, 2025 (the "Series E Notes") and (ii) $250,000,000 aggregate principal amount of 3.77% Senior Notes, Series F, due August 22, 2028 (the "Series F Notes," and, together with the Series E Notes, the "Notes"). The Company intends to use the proceeds of the Notes for share repurchases, store constructions, remodels and acquisitions, and other working capital and general corporate purposes.

The Series E Notes were issued on June 13, 2017 and will bear interest at the rate of 3.51% per annum from the date thereof, payable semi-annually on June 13 and December 13 of each year. The Series E Notes mature on June 13, 2025.

The Series F Notes will be issued on August 22, 2017 and will bear interest at the rate of 3.77% per annum from the date thereof, payable semi-annually on February 22 and August 22 of each year. The Series F Notes will mature on August 22, 2028.

The Note Agreement allows the Company at any time or from time to time to prepay all or a portion of the Notes, in an amount not less than $2,000,000. Any such optional prepayment shall be at a price equal to 100% of the principal amount so prepaid plus the Make-Whole Amount (as defined in the Note Agreement) determined for the date of prepayment with respect to such principal amount. Any optional prepayment of less than all of the Notes outstanding shall be allocated pro rata among all of the Notes then outstanding.

The Note Agreement provides that, in the event of a Change of Control (as defined in the Note Agreement), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. The Note Agreement includes representations and warranties by the Company to the Purchasers, and certain affirmative covenants addressing, among other matters, the maintenance of the Company's corporate existence, compliance with laws and the provisions of certain financial information and reports to the Purchasers. The Note Agreement also includes certain financial covenants, including a maximum indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth test. In addition, the Company agrees to be bound by certain negative covenants while the Notes are outstanding, which include, among other matters, limitations on consolidated total debt and priority debt, limitations on liens, limitations on mergers or consolidations, and limitations on sales of assets. Upon the occurrence of an Event of Default (as defined in the Note Agreement), the Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount described in the Note Agreement and all accrued interest at the Default Rate (defined in the Note Agreement), to be immediately due and payable. Events of Default include, among other matters, nonpayment of the principal of or interest on the Notes when due, a breach of any of the covenants of the Company contained in the Note Agreement, bankruptcy, reorganization or insolvency events involving the Company and any representations or warranty of the Company contained in the Note Agreement proving to have been false or incorrect when made.

Attached hereto as Exhibit 4.12 and incorporated herein by reference is a copy of the Note Agreement and the schedules and exhibits thereto. The foregoing description of the Notes is qualified in its entirety by reference to the Note Agreement and the form of Notes attached thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: June 15, 2017	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.        Description

4.12	Note Purchase Agreement, dated as of June 13, 2017, between Casey's General Stores, Inc. and the Purchasers named therein.